Exhibit (s)

POWER OF ATTORNEY

        The Registration Statement and any an all amendments thereto may be signed by any one of Marilou G. McGirr or Lynne Gugenheim, as the attorney-in-fact for the proper officers of the Corporation, with full power of substitution and resubstitution; and that the appointment of each such persons as attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer for whom she is acting as attorney-in-fact, might or could do in person.

Signature	Title	Date

/s/ EDWARD S. BOTTUM EDWARD S. BOTTUM	Board Member	June 5, 2000

/s/ FRANKLIN A. COLE FRANKLIN A. COLE	Board Member	June 5, 2000

/s/ RICHARD W. DUBBERKE RICHARD W. DUBBERKE	Board Member	June 5, 2000

/s/ MARILOU R. MCGIRR MARILOU R. MCGIRR	Board Member	June 5, 2000

/s/ DAVID G. TAYLOR DAVID G. TAYLOR	Board Member	June 5, 2000

/s/ DAVID J. VITALE DAVID J. VITALE	Board Member	June 5, 2000